UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 8, 2014

WOLVERINE EXPLORATION INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-152343
(Commission File Number)

98-0569013
(IRS Employer Identification No.)

4055 McLean Road, Quesnel, British Columbia, Canada V2J 6V5
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (250) 992-6972

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On September 8, 2014, we issued 5,000,000 shares of our common stock pursuant to debt settlement agreements with two individuals. The deemed price of the shares issued was $0.01. We have issued all of the shares to two non-US persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On September 29, 2014 we issued 1,500,000 shares of our common stock in a private placement at a purchase price of CDN $0.01 raising gross proceeds of CDN $15,000. We have issued all of the shares to one non-US person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On September 29, 2014, Saturna Group Chartered Accountants LLP (“Saturna Group”) provided notice that they were resigning their services as our company’s independent registered public accounting firm due to mandatory partner rotation requirements. Our Board of Directors approved the change of independent registered public accounting firms.

In connection with the audits of the Company’s financial statements for our last fiscal year ended May 31, 2013 and 2012 and in the subsequent interim periods through to September 29, 2014 (the date of change in accountants), there were no disagreements with Saturna Group on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Saturna Group would have caused Saturna Group to make reference to the matter in their report. The reports on the financial statements prepared by Saturna Group for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles except that Saturna Group expressed in their reports substantial doubt about our ability to continue as a going concern.

We provided Saturna Group with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report, and if not, stating the aspects with which they do not agree. A copy of the letter provided from Saturna Group is filed as Exhibit 16.1 to this Current Report on Form 8-K.

On September 29, 2014, we engaged the firm of MaloneBailey, LLP as our independent registered public accounting firm. During our last fiscal year and subsequent interim periods preceding their engagement, MaloneBailey, LLP was not consulted on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements. Neither was a written report provided MaloneBailey, LLP nor oral advice provided that MaloneBailey, LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or was there any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is explained in Item 304(a)(1)(iv) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

10.1	Form of subscription agreement.

10.2	Form of debt settlement agreement.

16.1	Letter from Saturna Group Chartered Accountants LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLVERINE EXPLORATION INC.

/s/ Lee Costerd
Lee Costerd
President

Date: December 16, 2014